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Contact: Bruce Weinstein
         Chief Financial Officer
         503-525-7213

                                                           FOR IMMEDIATE RELEASE

              WILSHIRE FINANCIAL SERVICES SETS ANNUAL MEETING DATE

     PORTLAND, OR - MAY 2, 2000 - Wilshire Financial Services Group Inc. (Nasdaq
OTC: WSFG.OB) today announced that it will hold its annual meeting on Thursday, June 22, 2000 at the office of the company located at 1776 SW Madison, Portland Oregon 97205 for shareholders of record on May 15, 2000.

     Wilshire Financial Services Group Inc., headquartered in Portland, is a diversified financial services company specializing in loan portfolio acquisition and servicing throughout the United States and Europe. Wholesale banking is offered through a subsidiary, First Bank of Beverly Hills, F.S.B. Commercial loan origination and servicing is also offered through George Elkins Mortgage Banking L.P. a subsidiary of First Bank of Beverly Hills, F.S.B.

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